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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            STILLWATER MINING COMPANY

                  The undersigned, John R. Stark, certifies that he is the Secretary of Stillwater Mining Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

      1. The name of the Corporation is Stillwater Mining Company.

      2. The name under which the Corporation was originally incorporated was Stillwater Mining Company and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 2, 1992.

      3. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

      4. The text of the Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

                                   ARTICLE 1

                  The name of the Corporation is Stillwater Mining Company.

                                   ARTICLE 2

                  The address of the Corporation's registered office in the County of New Castle, State of Delaware is The Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE 3

                  The nature of the business of the Corporation and the purposes for which it is organized is to engage in any business and in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

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                                   ARTICLE 4

                  The authorized capital stock of the Corporation shall consist of Two Hundred Million (200,000,000) shares of Common Stock, par value $.01 per share, and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share.

                                   ARTICLE 5

                               Board of Directors

         Section 5.1 Number. The number of directors constituting the entire Board of Directors shall be set forth in accordance with the bylaws of the Corporation; provided, however, that the number of directors shall be no less than seven and no more than ten.

         Section 5.2 Election of Directors. Directors need not be elected by written ballot, unless the bylaws so require.

                                   ARTICLE 6

                  Subject to the limitations contained in the bylaws, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the bylaws of the Corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to adopt, amend, or repeal bylaws.

                                   ARTICLE 7

                  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

                                   ARTICLE 8

                  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as to liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent provided or permitted by the amended General Corporation Law of the State of Delaware.


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                  IN WITNESS WHEREOF, the undersigned hereby declares and
certifies that this is the duly authorized act and deed of the Corporation and that the facts herein are true, and accordingly, has hereunto set his hand effective as of the 23 day of October, 2003.


                                    /s/ John R. Stark
                                    --------------------------------------------
                                    Secretary








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